Exhibit 4.10

This Warrant and the securities issuable upon conversion of this warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of applicable states.  These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws pursuant to registration or exemption therefrom.

Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is four (4) months and a day after the later of June 26, 2007 and the date the Corporation became a reporting issuer in any province or territory of Canada.

RED MILE ENTERTAINMENT, INC.
(Incorporated under the laws of the State of Delaware)

FORM OF SHARE PURCHASE WARRANT

THIS IS TO CERTIFY THAT

●

of

●

(hereinafter referred to as the "holder") is the owner of ● share purchase warrants ("Warrants") in respect of each of which the holder is entitled to acquire in the manner and subject to the restrictions and adjustments set forth herein, one fully paid and non-assessable common share ("Share") of Red Mile Entertainment, Inc. (the "Corporation") for US$2.75 (the "Exercise Price") per Share.

The Warrants will be exercisable at any time and from time to time until 4:30 p.m. (Calgary time) (the "Time of Expiry") on July 17, 2009 (the "Expiry Date").

The right to acquire Shares may only be exercised by the holder to the extent and within the times set forth above by:

(a)	duly completing and executing the Exercise Form attached hereto; and

(b)
surrendering this Certificate and the Exercise Price in respect of each Share subscribed for, by cash or certified cheque, bank draft or money order in lawful money of the United States of America, payable to the Corporation, to the Corporation at the principal office of the Corporation located at 4000 Bridgeway, Suite 101 Sausalito, California, 95965.

This Certificate, the Exercise Form attached hereto, and such payment shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at the office referred to above.

Upon surrender as aforesaid, the holder shall be deemed for all purposes to be the holder or holders of record of such Shares and the Corporation will cause a certificate or certificates representing such Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five business days.  The certificate may bear a legend restricting the transfer of the Shares for the balance on any hold period imposed under applicable securities laws.

The holder may acquire any lesser number of Shares than the number of Shares which may be acquired for the Warrants represented by this Certificate. In such event, the holder shall be entitled to receive a new Certificate for the balance of the Shares which may be acquired. No fractional Shares will be issued.

The rights of the holder, including the number of Shares issuable upon exercise of a Warrant and the Exercise Price, shall be subject to adjustment as set forth in Appendix A hereto.

At the Time of Expiry, the right of a holder to acquire Shares represented hereby will expire and the Warrants will be void and of no further effect.

The holding of the Warrants evidenced by this Certificate shall not constitute the holder a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided and in this Certificate.

The Warrants represented by this Certificate and this Certificate are transferable by the holder without the prior consent of the Corporation.  In the event of such transfer, each transferee shall be entitled to receive from the Corporation a certificate representing the Warrants so transferred upon presentation to the Corporation of this certificate together with a duly executed assignment in the form attached hereto.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers as of July _________, 2007.

RED MILE ENTERTAINMENT, INC.

Per:____________________________

EXERCISE NOTICE

TO:RED MILE ENTERTAINMENT, INC.

Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Warrant certificate delivered herewith.

The undersigned hereby irrevocably exercises the right to acquire ______________________________ Shares in accordance with and subject to the provisions of the accompanying Warrant certificate and encloses or delivers herewith payment in the amount of $_____________________, representing the aggregate subscription price.

The Shares are to be issued as follows:

Name:

(print clearly)

Address in full:

Number of Shares:

DATED as of    _________________________________, 200_____.

(signature of Holder)

print full name

print full address

INSTRUCTIONS FOR EXERCISE

The above form of exercise notice is to be signed by the holder, whether the registered holder or any valid assignee.  Signature to the exercise notice as signed by the registered holder must correspond in every particular with the name written upon the face of the warrant or, if the exercise notice is signed by an assignee, must correspond in every particular with the name of the assignee shown on the assignment.  If more than one person holds the warrant jointly all must sign.

Any signature may be by an agent or attorney if the authority of the agent or attorney to sign is proven to the satisfaction of the Corporation. No fraction of warrants may be bought or sold.

This form of exercise notice must be signed and surrendered at the office of the Corporation at the address set out on the face page of the Warrant certificate.

Upon surrender, the Corporation will issue to the person or persons named in the exercise notice the number of Shares set forth in the exercise notice and such persons will be shareholders of the Corporation in respect of the Shares as at the date of surrender and payment.  As soon as practicable after surrender and payment the Corporation will mail to such persons at the address or addresses specified in the exercise notice a certificate or certificates evidencing the Shares to which the holder is entitled.  If the holder exercises a lesser number of Warrants than the number of Warrants represented by the Warrant certificate, the Holder shall be entitled to receive a further Warrant certificate in respect of Shares represented by the original Warrant certificate but not exercised by the holder.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ________________________ the within warrant and all rights represented thereby and does hereby irrevocably constitute and appoint ________________________ to enter the same on the books of Red Mile Entertainment, Inc. with full power of substitution in the premises.

DATED the ____ day of ________________, 200__.

_______________________________                _______________________________
(Signature of Guarantor)                                                                                     (Signature of assignor)

INSTRUCTIONS FOR ASSIGNMENT

The signature on the foregoing assignment must correspond with the name written on the face of the warrant in every particular without alteration or enlargement or any change whatever and must be guaranteed by a Canadian chartered bank or by some other person satisfactory to the Corporation.  Assignments may be made to one assignee only unless the assignment be to a joint account.  To assign to more persons than one for separate accounts the warrant should be first split into warrants of smaller denominations.

In the case of a person signing by agent or attorney, the authority of the agent or attorney to sign must be proven to the satisfaction of the Corporation.

APPENDIX A

[NTD: Adjustment provisions from agency agreement to be inserted upon finalization]